POWER OF ATTORNEY

We, the undersigned Trustees of the Old Mutual Funds II (the “Trust”), whose signatures appear below, hereby revoke our prior Power of Attorney, and make, constitute and appoint Julian F. Sluyters, Andra C. Ozols and Robert T. Kelly, and each of them acting individually, to be our true and lawful attorneys and agents, each of them with the power to act without any other and with full power of substitution, to execute, deliver and file in each undersigned Trustee’s capacity as shown below, any and all instruments that said attorneys and agents may deem necessary or advisable to enable the Trust to comply with or register any security issued by the Trust under the Securities Act of 1933, as amended, and/or the Investment Company Act of 1940, as amended, and any rules, regulations, orders or other requirements of the U.S. Securities and Exchange Commission thereunder, with respect to the Trust’s Registration Statement on Form N-14 with respect to the proposed reorganization of the Old Mutual Columbus Circle Technology and Communications Fund with and into the Old Mutual Focused Fund and the Old Mutual Growth Fund with and into the Old Mutual Focused Fund, including any and all pre- and post-effective amendments thereto, any other document to be filed with the U.S. Securities and Exchange Commission and any and all other regulatory authority, and without limitation of the foregoing, the power and authority to sign the name of the Trust on its behalf, and to sign the name of each such Trustee on his or her behalf, and we hereby grant to said attorney or attorneys, full power and authority to do and perform each and every act and thing whatsoever as said attorney or attorneys may deem necessary or advisable to carry out fully the intent of this Power of Attorney to the same extent and with the same effect as if we might or could do personally in our capacity as aforesaid, and we ratify, confirm and approve all acts and things which said attorney or attorneys might do or cause to be done by virtue of this Power of Attorney and his and her signatures as the same may be signed by said attorney or attorneys.

Signature	Title	Date
/s/ John R. Bartholdson	Trustee	July 28, 2009
John R. Bartholdson
/s/ Jettie M. Edwards	Trustee	July 28, 2009
Jettie M. Edwards
/s/ Albert A. Miller	Trustee	July 28, 2009
Albert A. Miller
/s/ Leigh A. Wilson	Trustee	July 28, 2009
Leigh A. Wilson
/s/ Thomas M. Turpin	Trustee	July 28, 2009
Thomas M. Turpin